Exhibit 10.22

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (this “Agreement”) is entered into by and between Neuronetics, Inc., a Delaware corporation, on behalf of itself and its subsidiaries (collectively, the “Employer”), and the individual whose name is set forth as the counterparty on the signature page hereto (the “Employee” and, together with the Employer, the “Parties”) as of the later of the dates set forth on the signature page hereto (the “Execution Date”).

1.Separation Date. The Employee’s last day of employment with the Employer is or was ______ (the “Separation Date”). After the Separation Date, the Employee shall not represent that the Employee is an employee, officer, attorney, agent, or representative of the Employer for any purpose. Except as otherwise set forth in this Agreement, the Separation Date is the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Employer, including coverage under any benefit plans or programs sponsored by the Employer, as of the Separation Date.
2.Return of Property. By the Separation Date, the Employee must return all of the Employer’s property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files and storage devices, physical files, and any other property of the Employer in the Employee’s possession. The Employee further acknowledges and agrees that the Employee no longer has access to and does not claim ownership of any of the Employer’s cloud storage or social media accounts.
3.Employee Representations.
(a)The Employee specifically represents, warrants, and confirms that the Employee:
(i)has not filed any claims, complaints, or actions of any kind against the Employer with any federal, state, or local court or government or administrative agency;
(ii)has not made any claims or allegations to the Employer related to unlawful employment practices, harassment, discrimination, retaliation, wage and hour violations, sexual abuse, or sexual assault, and that none of the payments set forth in this Agreement are related to any such claims or allegations;
(iii)has been properly paid for all hours worked for the Employer;
(iv)has received all salary, wages, commissions, bonuses, and other compensation due to the Employee, with the exception of the Employee’s final payroll check through and including the Separation Date, which shall be paid on the next regularly scheduled payroll date for the pay period including the Separation Date;

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(v)has not engaged in, and is not aware of, any unlawful conduct relating to the business of the Employer; and
(vi)has not given or assigned to any other individual or entity the right to assert or pursue any of the Released Claims.
(b)If any of these statements is not true, the Employee cannot sign this Agreement and must notify the Employer immediately in writing of the statements that are not true. This notice will not automatically disqualify the Employee from receiving the Separation Benefits, but will require the Employer’s further review and consideration.
(c)Collectively, all representations, warranties, and confirmations in this Section 3 shall be referenced as the “Employee Representations.”
4.Employee Obligations Through Separation Date. Until close of business on the Separation Date, the Employee will continue to perform the Employee’s existing job responsibilities and duties in a satisfactory and diligent manner; provided, that for some or all of such period, at the Employer’s sole discretion, the Employee may be assigned to new or different assignments, placed on garden leave, or relieved of some or all of the Employee’s responsibilities. As the Employee will remain an employee of the Employer during such period, the Employee will continue to have a duty of loyalty to the Employer and will continue to be subject to the same policies as other active employees.
5.Effective Date. This Agreement shall not become effective until the eighth (8th) day after the Employee signs, without revoking, this Agreement (the “Effective Date”). No payments due to the Employee under this Agreement shall be made or begin before the latest of the Effective Date, the Separation Date, and the date on which the Employee signs the Final Release.
6.Separation Benefits.
(a)As consideration for the Employee’s execution of, non-revocation of, and compliance with this Agreement and the final release at Exhibit A (the “Final Release”) and the Employee’s satisfaction of the obligations set forth in Section 4, the Employer agrees to provide the following benefits to which the Employee is not otherwise entitled (collectively, the “Separation Benefits”):
(i)Continued payment of the Employee’s base salary in accordance with the Employer’s regular payroll practices, less all relevant taxes and other withholdings, until ___. The first installment payment shall include all amounts that would otherwise have been paid to the Employee during the period beginning on the Separation Date and ending on the first payment date. Notwithstanding the foregoing, no payment shall be made or begin before the Effective Date.
(ii)If the Employee timely and properly elects to continue existing group health, dental, or vision coverage under the Employer’s group plans (collectively, the

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“Plans”) under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), then the Employee may be permitted to continue participation in the Plans under COBRA by continuing to pay premiums to the Employer at the contribution levels in effect for active employees until the earliest of: (A) ___; (B) the date the Employee becomes covered under another employer’s plans; or (C) the expiration of the maximum COBRA continuation coverage period for which the Employee is eligible under federal law. At the end of such period, the Employee shall be eligible to continue coverage, pursuant to COBRA, and shall be responsible for the entire COBRA premium for the remainder of the applicable COBRA continuation period.
(b)The Employee understands, acknowledges, and agrees that the Separation Benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that the Separation Benefits are being given as consideration in exchange for executing this Agreement and the Final Release. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement or the Final Release shall be deemed or construed as an express or implied policy or practice of the Employer to provide the Separation Benefits or any other benefits to any individuals other than the Employee.
7.Termination for Cause. If the Employee quits or is terminated for Cause prior to the Separation Date, then the Employee will forfeit any right, claim, or entitlement to the Separation Benefits, with the sole exception of salary earned through the Separation Date, the balance of accrued and unused vacation time remaining as of the Separation Date, and group health benefits that Employee elects to continue and self-pay under COBRA. For purposes of this Agreement, “Cause” means the occurrence of any of the following. as determined by the Employer: (a) the Employee’s commission of, or participation in, a fraud or act of dishonesty against the Employer; (b) the Employee’s intentional and material violation of the Employer’s standards of conduct; (c) the Employee’s breach of Section 13; (d) the Employee’s willful misconduct or gross negligence in the performance of the Employee’s duties for the Employee; or (e) the Employee’s breach of any provision of the restrictive covenant and invention assignment agreement by and between the Employee and the Employer (the “RCIAA”).
8.Release.
(a)Employee’s General Release and Waiver of Claims. In exchange for the consideration provided in this Agreement, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer, including the Employer’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, partners, and other related persons or entities, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, and whether arising under or in connection with federal, state, or local law, statute, regulation, or ordinance, the common law, the law of contracts, the law of torts, any other principle of law or equity, any theory of

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liability, or otherwise, and even if the Employee later discovers facts different from or in addition to the facts that the Employee knows or believes to be true as of the Execution Date (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee’s execution of this Agreement, including, but not limited to:
(i)any and all claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act (regarding existing but not prospective claims), the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act (the “ADEA”), the Uniform Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, and all state and local laws that may be legally waived[, including but not limited to ______], all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; provided, however, that the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)any and all claims of discrimination on the basis of race, color, religion, national origin, ethnicity, age, disability, genetic information, sex, sexual orientation, gender identity, gender expression, transgender status, marital status, military service, veteran status, citizenship, your exercise of any rights protected by law, your opposition to any conduct you viewed as unlawful, or your membership in or affiliation with any class or group of people against whom discrimination is prohibited under any federal, state, or local law, regulation, or ordinance;
(iii)any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;
(iv)any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, violation of biometric and data privacy laws, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and
(v)any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties;

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(vi)any and all claims relating to or in connection with settlements or awards of damages or other monetary relief paid or payable by any of the Released Parties as a result of any investigation, litigation, or proceeding; and
(vii)indemnification rights the Employee has against the Employer.

This general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal, state, or local administrative agencies, although the Employee waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation; (C) indemnification rights the Employee has against the Employer; (D) any right to file an unfair labor practice charge under the National Labor Relations Act, or participate or assist in proceedings before the National Labor Relations Board or the Employee’s rights under a collective bargaining agreement without processes; (E) protections against retaliation under the Taxpayer First Act (26 U.S.C. § 2623(d)); and (F) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements (collectively, the “Excluded Claims”).

(b)Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee’s execution of this Agreement arising under the ADEA. By signing this Agreement, the Employee hereby acknowledges and confirms that:
(i)the Employee has read this Agreement in its entirety and understands all of its terms;
(ii)by this Agreement and the Final Release, the Employee has been advised in writing to consult with an attorney of the Employee’s choosing before signing this Agreement;
(iii)the Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;
(iv)the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;
(v)the Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the

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Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of such period;
(vi)the Employee understands that the Employee has seven (7) days after signing this Agreement to revoke the release in this Section 8(b) by delivering notice of revocation to Daniel Pont (daniel.pont@neurostar.com) (the “Neuronetics Notice Recipient”) by email before the end of such period; and
(vii)the Employee understands that the release contained in this Section 8(b) does not apply to rights and claims that may arise after the Employee signs this Agreement.
(c)Definition of Released Claims. Collectively, all Claims waived, released, and discharged in this Section 8 shall be referenced as the “Released Claims.”
9.Obligations under RCIAA. The Employee acknowledges and agrees that the RCIAA remains in full force and effect in accordance with its terms, and that nothing in this Agreement is intended to supersede, cancel, amend, or modify the Employee’s obligations thereunder. The Employee specifically acknowledges, reaffirms, and agrees to comply with the obligations that the Employee undertook under the RCIAA with respect to protection of the Employer’s confidential information and trade secrets, not competing against the Employer, and not soliciting the Employer’s customers or employees.
10.Final Release. On or after the Separation Date, and within the consideration period set forth in the Final Release, the Employee shall execute the Final Release.
11.Cooperation. The parties agree that certain matters in which the Employee has been involved during the Employee’s employment may need the Employee’s cooperation with the Employer in the future. Accordingly, from and after the Separation Date, the Employee shall cooperate with the Employer regarding matters arising out of or related to the Employee’s service to the Employer. The Employer shall reimburse the Employee for reasonable out-of-pocket expenses incurred in connection with this cooperation.
12.Comments to Others. The Employee agrees and covenants that the Employee shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, or maliciously false comments, or statements concerning the Employer or its businesses, or any of its employees, officers, or directors now or in the future. This Section 12 does not in any way restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.
13.Confidentiality of Financial Terms. The Employee agrees and covenants that the Employee will keep the terms regarding the payments contemplated in Section 6(a) confidential and will not disclose such terms to any individual or entity other than the Employee’s attorneys,

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tax advisors, or immediate family members; provided, that all such individuals or entities agree to keep such terms confidential.
14.Permitted Disclosures.
(a)Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Employee shall promptly provide written notice of any such order to an authorized officer of the Employer.
(b)Nothing in this Agreement prohibits or restricts the Employee (or the Employee’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal or state regulatory authority regarding this Agreement or its underlying facts or circumstances or a possible securities law violation.
15.Notice of Immunity Under Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:
(a)The Employee shall not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
(b)If the Employee files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, the Employee may disclose the Employer’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (ii) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.
16.Remedies.
(a)In the event of a breach or threatened breach by the Employee of any provision of this Agreement, the Employee hereby consents and agrees that money damages would not afford an adequate remedy and that the Employer shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.
(b)If the Employee fails to comply with any of the terms of this Agreement, the Employer may, in addition to any other available remedies, reclaim any amounts paid to the

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Employee under the provisions of this Agreement and terminate the Separation Benefits that are later due under this Agreement, without waiving the releases provided in this Agreement.
(c)The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of this Agreement.
17.Successors and Assigns. The Employer may freely assign this Agreement at any time, and this Agreement shall inure to the benefit of the Employer and its successors and assigns. The Employee may not assign this Agreement in whole or in part, and any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.
18.Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Employee’s employment or termination of employment with the Employer, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought in U.S. District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in the Court of Common Pleas of Chester County, Pennsylvania. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.
19.Entire Agreement. Unless specifically provided herein, this Agreement, the RCIAA, and the Final Release, taken together, contain all of the understandings and representations between the Employer and the Employee relating to the subject matter hereof and supersede all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter; provided, however, that any obligations that the Employee previously undertook pursuant to any grant agreements applicable to awards or restricted stock, stock units, stock options, or other equity awards previously granted by the Employer to the Employee shall remain in full force and effect. If any inconsistency exists between any such obligations and the obligations set forth in this Agreement, then the obligations set forth in this Agreement shall prevail.
20.Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by an authorized representative of the Employer. No waiver by either Party of any breach by any other Party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

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21.Severability. If any provision of this Agreement is found by a court or arbitral authority of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties. The Parties further agree that any such court or arbitral authority is expressly authorized to modify any such invalid, illegal, or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law. Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding on and enforceable against each of them.
22.Interpretation. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. Moreover, this Agreement shall not be construed against either Party as the author or drafter of this Agreement.
23.Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement has the same effect as delivery of an executed original of this Agreement.
24.No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employee or the Employer of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.
25.Tolling. If the Employee violates any of the post-termination obligations in this Agreement, the obligation at issue shall run from the first date on which the Employee ceases to be in violation of such obligation.
26.Attorneys’ Fees and Costs. If the Employee breaches any terms of this Agreement, to the extent authorized by applicable law, the Employee shall be responsible for payment of all reasonable attorneys’ fees and costs that the Employer incurred in the course of enforcing the terms of this Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.
27.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation

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pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.
28.Federal Rule of Evidence 408. The Parties agree that this Agreement, its terms, and the negotiations surrounding this Agreement shall be governed by Federal Rule of Evidence 408 and shall not be admissible or offered or received into evidence in any suit, action, or other proceeding, except upon the written agreement of the Parties, pursuant to an order of a court of competent jurisdiction, or as shall be necessary to give effect to, or to declare or enforce the rights of the Parties with respect to, any provision of this Agreement.
29.Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

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IN WITNESS WHEREOF, the Parties, knowingly and voluntarily and intending to be legally bound, affix their signatures to signify their mutual assent to this Agreement as of the Execution Date.

THE EMPLOYER: Neuronetics, Inc. By: Name: Title: Date:	THE EMPLOYEE: Signature: Print Name: Date:

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Older Workers Benefit Protection Act Disclosure Notice

The Older Workers Benefit Protection Act requires that employers provide specific information to employees who are forty (40) years of age or older and asked to execute a release of claims in connection with a group termination program. This document provides this information.

The class, unit, or group of individuals covered includes certain employees on the [___] team who will be terminated. The following table lists the ages and job titles of employees who were and were not selected for termination and offered consideration for signing a waiver:

Job Title	Age	Number Selected	Number Not Selected
[___]	[___]	[___]	[___]
[___]	[___]	[___]	[___]
[___]	[___]	[___]	[___]
[___]	[___]	[___]	[___]

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Exhibit A

Final Release

(See attached)

Final Release

This Final Release (this “Final Release”) is being executed to ensure the finality and completeness of the release of claims given to Neuronetics, Inc. (the “Employer”) by the individual identified on the signature block hereto (the “Employee”) in the Separation and Release of Claims Agreement (the “Agreement”) to which this Final Release is attached. Capitalized terms used and not defined in this Final Release shall have the respective meanings assigned to them in the Agreement.

1.Understanding. The Employee acknowledges and agrees that the Employee’s valid and timely execution of this Final Release is a precondition to the Employee’s receipt of the Separation Benefits. The Employee intends to be bound by this Final Release.
2.Release of Claims. In exchange for the Separation Benefits, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Claims arising at any time prior to the date on which the Employee signs this Final Release. For the avoidance of doubt, the immediately preceding sentence excludes, and the Employee does not waive, release, or discharge, the Excluded Claims.
3.Employee Representations. The Employee hereby incorporates by reference the Employee Representations as if set forth in full in this Final Release, and represents, warrants, and confirms that the Employee Representations remain accurate as of the date on which the Employee signs this Final Release.
4.Advice of Counsel. Because this Final Release involves the waiver of legal claims, the Employee is hereby advised to seek legal advice from an attorney of the Employee’s choosing before signing this Final Release.
5.Acceptance. The Employee has twenty-one (21) calendar days from the Separation Date (the “Consideration Period”) to review and consider this Final Release before signing it. If the Employee chooses to sign this Final Release, the Employee must return the signed version of this Final Release to the Neuronetics Notice Recipient by email within the Consideration Period. The Employee’s failure to do so shall be considered a rejection of the Separation Benefits and the other consideration described in the Agreement.
6.Right to Revoke and Revocation Period. The Employee has seven (7) calendar days from the date on which the Employee signs this Final Release (the “Revocation Period”) to revoke it. To revoke this Final Release, the Employee must deliver notice of revocation to the Neuronetics Notice Recipient by email within the Revocation Period, in which case this Final Release shall be void. This Final Release shall not become effective until the eighth (8th) calendar day after the Employee signs it.

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Final Release

January 2025

IN WITNESS WHEREOF, the Employee, knowingly and voluntarily and intending to be legally bound, affixes the Employee’s signature to signify the Employee’s assent to this Final Release as of the date set forth below.

THE EMPLOYEE:

Signature:

Print Name:

Date:

Final Release

January 2025